UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on December 8, 2011, Oxygen Biotherapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with certain institutional investors (the “Buyers”) for the issuance and sale of units (the “Units”) consisting of an aggregate of $7.5 million of Series A Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”) and warrants (the “Warrants”) to purchase approximately 1,689,192 shares of Common Stock, par value $0.0001 per share.  The SPA provided for the sale of Units in two installments.  The first installment of $3.5 million closed on December 12, 2011, and the second installment (the “Additional Closing”) of $4.0 million was scheduled to have occurred in June 2012, subject to certain closing conditions, including that the Company would have sufficient capacity under NASDAQ Stock Market rules relating to issuances of more than 20% of the Company’s outstanding Common Stock without stockholder approval to ensure delivery of all shares in the Additional Closing (the “NASDAQ 20% Condition”).

Because the NASDAQ 20% Condition was not satisfied, on June 14, 2012, the Company entered into an Amendment Agreement with each of the Buyers that, among other things, divides the Additional Closing into a first additional closing (the “First Additional Closing”) to occur on or about June 15, 2012 in the amount of $2,500,000 and a second additional closing (the “Second Additional Closing”) to occur on or about September 14, 2012 in the amount of $1,500,000.  Each of the First Additional Closing and Second Additional Closing is subject to customary closing conditions.  The Second Additional Closing is also subject to certain additional closing conditions, including that the Company will have obtained stockholder approval for the issuances to the Buyers in order to satisfy the NASDAQ 20% Condition, and that the Company will have entered into an agreement with each Buyer providing such Buyer with an additional investment opportunity in Company securities similar to those previously issued to the Buyer.  Under the SPA, as amended, the Company will be prohibited from engaging in certain transactions with respect to shares of its Common Stock until 120 days after the date of the First Additional Closing, subject to certain specified exceptions.  Except as specifically set forth in the Amendment Agreements, the SPA and other documents related to the Company’s December 2011 financing remain in full force and effect.

The Form of Amendment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing summary of the terms of the Amendment Agreements is subject to, and qualified in its entirety by, the Form of Amendment Agreement attached hereto, which is incorporated herein by reference.

The Units were offered and sold pursuant to a prospectus supplement dated December 8, 2011 and an accompanying prospectus dated April 14, 2010, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-165733). This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Company’s securities.

Item 8.01	Other Events

On June 15, 2012, the Company issued a press release announcing the Amendment Agreements described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
Exhibit 10.1	Form of Amendment Agreement
Exhibit 99.1	Press Release dated June 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxygen Biotherapeutics, Inc.

Date: June 15, 2012	By:	/s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Form of Amendment Agreement
Exhibit 99.1	Press Release dated June 15, 2012